UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2008

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2008, IA Global, Inc.’s (the “Company”) subsidiary Global Hotline, Inc.’s 100% owned subsidiary IA Partners, Inc. (“IA Partners”), announced that the Agency Agreement with AFLAC, dated May 10, 2006, was automatically renewed for an additional one year period through May 2, 2009. Pursuant to this agreement, IA Partners sells insurance products on behalf of AFLAC, with sales commission’s payable from 30-120 days and ongoing commissions for up to ten years, if the customer continues to maintain the insurance.

Section 8 – Other Events

Item 8.01 Other Events.

The Company expects to provide revenue guidance for the three months ended June 30, 2008 with the release of the results of operations for the three months ended March 31, 2008 on approximately May 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: May 1, 2008

By:	/s/ Mark Scott
Mark Scott
Chief Operating and Financial Officer